     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1996


                                                       REGISTRATION NO. 333-3954
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              IMC MORTGAGE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

             FLORIDA                                   6162                            59-3350574
  (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)


                           3450 BUSCHWOOD PARK DRIVE
                              TAMPA, FLORIDA 33618
                                 (813) 932-2211
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                GEORGE NICHOLAS
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              IMC MORTGAGE COMPANY
                           3450 BUSCHWOOD PARK DRIVE
                              TAMPA, FLORIDA 33618
                                 (813) 932-2211
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

     COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

    MARK R. BAKER, ESQ.                                        STEVEN R. FINLEY, ESQ.
   MARK W. LORIMER, ESQ.                                      SEAN P. GRIFFITHS, ESQ.
      DEWEY BALLANTINE                                      GIBSON, DUNN & CRUTCHER LLP
1301 AVENUE OF THE AMERICAS                                       200 PARK AVENUE
  NEW YORK, NEW YORK 10019                                    NEW YORK, NEW YORK 10166
       (212) 259-8000                                              (212) 351-4000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]_________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]_________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                              IMC MORTGAGE COMPANY

                             CROSS-REFERENCE SHEET

  PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OF
                   INFORMATION REQUIRED BY ITEMS OF FORM S-1

                  FORM S-1 ITEM NUMBER AND HEADING                          LOCATION IN THE PROSPECTUS
      ---------------------------------------------------------  ------------------------------------------------
 1.   Forepart of the Registration Statement and Outside Front
        Cover Page of Prospectus...............................  Outside Front Cover Page
 2.   Inside Front and Outside Back Cover Pages of
        Prospectus.............................................  Inside Front and Outside Back Cover Pages
 3.   Summary Information, Risk Factors and Ratio of Earnings
        to Fixed Charges.......................................  Prospectus Summary; Business; Risk Factors
 4.   Use of Proceeds..........................................  Outside Front Cover Page; Prospectus Summary;
                                                                   Use of Proceeds
 5.   Determination of Offering Price..........................  Underwriting
 6.   Dilution.................................................  Dilution
 7.   Selling Security Holders.................................  Not Applicable
 8.   Plan of Distribution.....................................  Outside Front Cover Page; Underwriting
 9.   Description of Securities To Be Registered...............  Description of Capital Stock
10.   Interests of Named Experts and Counsel...................  Not Applicable
11.   Information With Respect to the Registrant:
       (a)  Description of Business............................  Prospectus Summary; Recent Events; Business
       (b)  Description of Property............................  Business -- Property
       (c)  Legal Proceedings..................................  Business -- Legal Proceedings
       (d)  Market Price of and Dividends on the Registrant's
            Common Equity and Related Stockholder Matters......  Outside Front Cover Page; The Reorganization
                                                                   Plan; Dividend Policy; Selected Consolidated
                                                                   Financial Data; Description of Capital Stock;
                                                                   Shares Eligible for Future Sale; Available
                                                                   Information
       (e)  Financial Statements...............................  Consolidated Financial Statements
       (f)  Selected Financial Data............................  Selected Consolidated Financial Data
       (g)  Supplementary Financial Information................  Not Applicable
       (h)  Management's Discussion and Analysis of Financial
            Condition and Results of Operations................  Management's Discussion and Analysis of
                                                                   Financial Condition and Results of Operations
       (i)  Changes in and Disagreements with Accountants on
            Accounting and Financial Disclosure................  Management's Discussion and Analysis of
                                                                   Financial Condition and Results of Operations
       (j)  Directors and Executive Officers...................  Management
       (k)  Executive Compensation.............................  Management
       (l)  Security Ownership of Certain Beneficial Owners and
            Management.........................................  Principal Stockholders
       (m)  Certain Relationships and Related Transactions.....  Certain Relationships and Related Transactions;
                                                                   Certain Accounting Considerations Relating to
                                                                   The Conti VSA
12.   Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities.............................  Not Applicable

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Common Stock offered hereby, other than underwriting discounts and commissions:

Registration Fee -- Securities and Exchange Commission....................................   $   23,357
Nasdaq National Market Listing Fee........................................................       47,500
NASD Filing Fee...........................................................................        7,274
Blue Sky fees and expenses................................................................       35,000
Accountants' fees and expenses............................................................      300,000
Legal fees and expenses...................................................................      350,000
Printing and engraving expenses...........................................................      130,000
Transfer agent and registrar fees.........................................................       10,000
Miscellaneous.............................................................................       96,869
                                                                                             ----------
     Total................................................................................   $1,000,000
                                                                                             ----------
                                                                                             ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Florida Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the Florida Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation.

     Under the Florida Act, a director is not personally liable for monetary damages to the Company or any other person for acts or omissions in his or her capacity as a director except in certain limited circumstances such as certain violations of criminal law and transactions in which the director derived an improper person benefit. As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available. These provisions will not limit the liability of the Company's directors under the Federal securities laws.

     The Company's Certificate of Incorporation provides that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible by law in existence either now or hereafter. In addition, the Certificate of Incorporation also permits the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. The Company presently maintains policies of directors' and officers' liability insurance in the amount of $2.0 million.

     The Underwriting Agreement filed as Exhibit 1 hereto contains reciprocal agreements of indemnity between the Company and the Underwriters as to certain liabilities, including liabilities under the

Securities Act, and in certain circumstances provides for the indemnification of the Company's directors, officers, and controlling persons.

     Certain registration rights agreements between the Company and certain of its shareholders contain reciprocal agreements between the Company and such shareholders as to certain liabilities, including liabilities under the Securities Act, and in certain circumstances provide for indemnification of the Company's directors, officers and controlling persons.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In March, 1996, the Partnership issued a debenture due September 18, 1996 to Rotch Property Group Limited for $1.8 million. Pursuant to the debenture, Rotch Property Group Limited has the right to convert the debenture into shares of Common Stock of the Registrant and receive shares of Common Stock, $.01 par value per share, at a price equal to 93% of the public offering price. The Company will pay all amounts due under the Rotch Debenture from the proceeds of the Public Offering. The issuance of the Rotch Debenture was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

     As of December 31, 1995, the Partnership entered into an agreement with ContiTrade Services Corporation in which the Partnership issued an option to purchase limited partnership interests which, in connection with the Reorganization Plan, will become a warrant for 1.5 million shares of the Registrant's Common Stock, $.01 par value per share. Both the issuance of the Conti Option and its exchange for the Conti Warrant were transactions exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


 1.1    -- Form of Underwriting Agreement.*
 2.1    -- Pre IPO Agreement between the Partnership, the General Partners and each Limited Partner.'ch'
 3.1    -- Articles of Incorporation of the Registrant, as amended.
 3.2    -- Bylaws of the Registrant, as amended.'ch'
 4.1    -- Specimen of Certificate for Common Stock.
 4.2    -- Indenture Agreement between the Partnership and Rotch Property Group Limited.'ch'
 4.3    -- Substitution Agreement between the Partnership and ContiTrade Services Corporation.'ch'
 4.4    -- Incentive Plan of the the Company and related assumption agreements.'ch'
 4.5    -- Outside Directors' Option Plan of the the Company and related assumption agreements.'ch'
 5.1    -- Opinion of Dewey Ballantine.'ch'
10.1    -- Employment Agreement dated January 1, 1996 between the Partnership and George Nicholas, as amended.'ch'
10.2    -- Employment  Agreement  dated  January  1,  1996  between the  Partnership  and  Thomas  G.  Middleton,  as amended.'ch'
10.3    -- Employment Agreement dated January 1, 1996 between the Partnership and David MacDonald.'ch'
10.4    -- Lease Agreements between the Partnership and CLW Realty Asset Group Inc.'ch'
10.5    -- Share Subscription  and Shareholders'  Agreement between the  Partnership and  Foxgard Limited, Financial
           Security Assurance Holdings, Inc. and Preferred Mortgages Limited.'ch'
10.6    -- Transfer  Agreement between  the Partnership  and  Curzon Equity  Finance Corporation  Limited,  Preferred
           Mortgages Limited, Rotch Property Group Limited, Foxgard Limited and Financial Security Assurance Holdings,
           Inc.'ch'
10.7    -- Side letter relating  to the Share Subscription  and Shareholders' Agreement  between the Partnership and
           Foxgard Limited, Financial Security Assurance Holdings, Inc. and Preferred Mortgage Limited.'ch'
10.8    -- Asset  Purchase Agreement  and Plan  of Reorganization  between the  Partnership, IMC  Acquisition,  Inc.,
           Mortgage Central Corp. and the shareholders of Mortgage Central Corp.'ch'
10.9    -- Registration Rights Agreement between the Partnership and the shareholders of Mortgage Central Corp.'ch'
10.10   -- Investment Banking Services Agreement between the Partnership and ContiTrade Services Corporation.'ch'
10.11   -- Standby Facility  Agreement between  the Partnership and  ContiTrade Services  Corporation and Supplement
           thereto.'ch'

10.12   -- Amended  and  Restated  Loan and  Security  Agreement  between the  Partnership  and  ContiTrade  Services
           Corporation.'ch'
10.13   -- Secured Note from the Partnership to ContiTrade Services Corporation.'ch'
10.14   -- Amended and Restated Custodial Agreement among  the Partnership, ContiTrade Services Corporation and Bank
           of Boston.'ch'
10.15   -- 1995 Agreement between the Partnership and ContiTrade Services Corporation.'ch'
10.16   -- Assignment, Assumption and  Consent Agreement among the  Partnership, ContiTrade, ContiTrade Services  LLC and First National Bank of Boston.'ch'
10.17   -- Master Repurchase Agreement  Governing Purchase and Sales  of Mortgage Loans  between the Partnership and
           Nomura Asset Capital Corporation and related Power of Attorney.`D'
10.18   -- Master Repurchase Agreement between the Partnership and Nomura Securities International, Inc.'ch'
10.19   -- Global Master Repurchase Agreement between the Partnership and Nomura Grand Cayman, Ltd.`D'
10.20   -- Custodial Agreement  among the Partnership,  The First National  Bank of Boston  and Nomura Asset  Capital
           Corporation.'ch'
10.21   -- Loan and  Security Agreement between  the Partnership  and First National  Bank of  Boston and amendments thereto.`D'
10.22   -- Interim Loan and Security  Agreement between the Partnership and  National Westminster Bank PLC, New  York
           Branch.`D'
10.23   -- Custodial Agreement  among the  Partnership, National  Westminster Bank  PLC and  First National  Bank of
           Boston.'ch'
10.24   -- Promissory Note between the Partnership and Lakeview Savings Bank.'ch'
10.25   -- Security Agreement Collateralizing Promissory Note between the Partnership and Lakeview Savings Bank.'ch'
10.26   -- Master Repurchase Agreement among the Partnership and Bear Stearns Home Equity Trust 1996-1.`D'
10.27   -- Custody Agreement among the Partnership, IMC Corporation of America, Bear Stearns Home Equity Trust 1996-1
           and Bank of Boston.'ch'
10.28   -- Warehousing  Credit  and  Security  Agreement  among the  Partnership,  IMC  Corporation  of  America  and
           Residential Funding Corporation, as amended.`D'
10.29   -- Custodial Agreement among the First National Bank  of Boston, the Partnership, IMC Corporation of America
           and Residential Funding Corporation.'ch'
10.30   -- Loan and Security  Agreement between the  Partnership and American  Industrial Loan Association,  Approved
           Residential Mortgage, Inc. and Armada Residential Mortgage, LLC.'ch'
10.31   -- Loan and Security Agreement between the Partnership and Mortgage Central Corp.'ch'
10.32   -- Custodial  Agreement  among the  Partnership,  Mortgage Central  Corp.  and  the First  National  Bank of
           Boston.'ch'
10.33   -- Custodial Agreement  among the  Partnership, American  Industrial Loan  Association, Approved  Residential
           Mortgage, Inc., Armada Residential Mortgage, LLC and the First National Bank of Boston.'ch'
11.1    -- Statement re computation of earnings per share (See Note 1 to the Consolidated Financial Statements).'ch'
16.1    -- Letter dated April, 1996 from Deloitte & Touche, LLP to the Registrant.'ch'
21.1    -- Subsidiaries of the Registrant.'ch'
23.1    -- Consent of Coopers & Lybrand L.L.P.'ch'
23.2    -- Consent of Dewey Ballantine (contained in Exhibit 5.1).'ch'
24.1    -- Power of Attorney (included on page II-4).'ch'
27.1    -- Financial Data Schedule'ch'
99.1    -- Third Amended and Restated Agreement of Limited Partnership.'ch'


- ------------

*  To be filed by amendment.

`D'  Confidential treatment requested.

'ch'  Previously filed.

     (b) Financial Statement Schedules

     None

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, state of Florida, on June 13, 1996.


                                          IMC MORTGAGE COMPANY

                                          By         /S/ THOMAS MIDDLETON
                                              ..................................

                                                     THOMAS MIDDLETON,
                                            PRESIDENT, CHIEF OPERATING OFFICER,
                                              ASSISTANT SECRETARY AND DIRECTOR

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------

                    *                       Chairman of the Board, Chief                      June 13, 1996
 .........................................    Executive Officer and Assistant
            (GEORGE NICHOLAS)                 Secretary (Principal Executive Officer)

                    *                       Director                                          June 13, 1996
 .........................................
            (JOSEPH P. GORYEB)

                    *                       Director                                          June 13, 1996
 .........................................
             (ALLEN D. WYKLE)

                    *                       Director                                          June 13, 1996
 .........................................
           (MITCHELL W. LEGLER)

            /S/ THOMAS G. MIDDLETON         President, Chief Operating Officer,               June 13, 1996
 .........................................    Assistant Secretary and Director
          (THOMAS G. MIDDLETON)

                    *                       Chief Financial Officer (Principal                June 13, 1996
 .........................................    Accounting Officer and Principal
             (GEORGE FREEMAN)                 Financial Officer

      *By:  /S/ THOMAS G. MIDDLETON
 .........................................
           (THOMAS G. MIDDLETON
           AS ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


                                                                                                   LOCATION OF EXHIBIT
EXHIBIT                                                                                               IN SEQUENTIAL
NUMBER                                   DESCRIPTION OF DOCUMENT                                    NUMBERING SYSTEM
- -------  ---------------------------------------------------------------------------------------   -------------------

  1.1    -- Form of Underwriting Agreement.*....................................................
  2.1    -- Pre IPO Agreement  between the Partnership,  the General Partners  and each Limited
            Partner.'ch'.........................................................................
  3.1    -- Articles of Incorporation of the Registrant, as amended.............................
  3.2    -- Bylaws of the Registrant, as amended.'ch'...........................................
  4.1    -- Specimen of Certificate for Common Stock............................................
  4.2    -- Indenture Agreement between the Partnership and Rotch Property Group Limited.'ch'...
  4.3    -- Substitution   Agreement   between   the  Partnership   and   ContiTrade   Services
            Corporation.'ch'.....................................................................
  4.4    -- Incentive Plan of the Company and related assumption agreements.'ch'................
  4.5    -- Outside   Directors   Option  Plan   of   the  Company   and   related  assumption
            agreements.'ch'......................................................................
  5.1    -- Opinion of Dewey Ballantine.'ch'....................................................
 10.1    -- Employment  Agreement dated  January  1, 1996  between  the Partnership  and  George
            Nicholas, as amended.'ch'............................................................
 10.2    -- Employment Agreement dated  January 1, 1996  between the Partnership  and Thomas G.
            Middleton, as amended.'ch'...........................................................
 10.3    -- Employment  Agreement  dated January  1,  1996  between the  Partnership  and  David
            MacDonald.'ch'.......................................................................
 10.4    -- Lease Agreements between the Partnership and CLW Realty Asset Group, Inc.'ch'.......
 10.5    -- Share Subscription and Shareholders' Agreement  between the Partnership and Foxgard
            Limited,  Financial  Security  Assurance  Holdings,  Inc.  and  Preferred   Mortgages
            Limited.'ch'.........................................................................
 10.6    -- Transfer Agreement  between the Partnership  and Curzon  Equity Finance Corporation
            Limited, Preferred Mortgages Limited, Rotch  Property Group Limited, Foxgard  Limited
            and Financial Security Assurance Holdings, Inc.'ch'..................................
 10.7    -- Side Letter relating  to the Share Subscription  and Shareholders Agreement between the Partnership and Foxgard Limited, Financial Security Assurance Holdings, Inc.  and
            Preferred Mortgage Limited.'ch'......................................................
 10.8    -- Asset Purchase  Agreement and Plan  of Reorganization between  the Partnership, IMC
            Acquisition, Inc., Mortgage Central  Corp. and the  shareholders of Mortgage  Central
            Corp.'ch'............................................................................
 10.9    -- Registration  Rights  Agreement between  the  Partnership and  the  shareholders of
            Mortgage Central Corp.'ch'...........................................................
 10.10   -- Investment  Banking  Services  Agreement  between  the  Partnership  and  ContiTrade
            Services Corporation.'ch'............................................................
 10.11   -- Standby  Facility  Agreement  between  the  Partnership  and  ContiTrade  Services
            Corporation and Supplement thereto.'ch'..............................................
 10.12   -- Amended  and  Restated Loan  and  Security  Agreement between  the  Partnership  and
            ContiTrade Services Corporation.'ch'.................................................
 10.13   -- Secured Note from the Partnership to ContiTrade Services Corporation.'ch'...........
 10.14   -- Amended and Restated Custodial Agreement among the Partnership, ContiTrade Services
            Corporation and Bank of Boston.'ch'..................................................
 10.15   -- 1995 Agreement between the Partnership and ContiTrade Services Corporation.'ch'.....
 10.16   -- Assignment,  Assumption and  Consent Agreement  among the  Partnership,  ContiTrade,
            ContiTrade Services LLC and First National Bank of Boston.'ch'.......................
 10.17   -- Master Repurchase Agreement Governing Purchase  and Sales of Mortgage Loans between
            the  Partnership  and  Nomura  Asset   Capital  Corporation  and  related  Power   of
            Attorney.`D'.........................................................................
 10.18   -- Master  Repurchase  Agreement  between   the  Partnership  and  Nomura  Securities
            International, Inc.'ch'..............................................................

 10.19   -- Global Master Repurchase Agreement between the Partnership and Nomura Grand  Cayman,
            Ltd.`D'..............................................................................
 10.20   -- Custodial Agreement between the Partnership, The  First National Bank of Boston and
            Nomura Asset Capital Corporation.'ch'................................................
 10.21   -- Loan  and Security  Agreement between  the Partnership  and First  National Bank  of
            Boston and amendments thereto.`D'....................................................
 10.22   -- Interim Loan and Security Agreement between the Partnership and National Westminster
            Bank PLC, New York Branch.`D'........................................................
 10.23   -- Custodial Agreement among the Partnership,  National Westminster Bank PLC and First
            National Bank of Boston.'ch'.........................................................
 10.24   -- Promissory Note between the Partnership and Lakeview Savings Bank.'ch'..............
 10.25   -- Security  Agreement  Collateralizing Promissory  Note  between the  Partnership  and
            Lakeview Savings Bank.'ch'...........................................................
 10.26   -- Master Repurchase Agreement among the Partnership and Bear Stearns Home Equity Trust
            1996-1.`D'...........................................................................
 10.27   -- Custody Agreement among  the Partnership, IMC Corporation  of America, Bear Stearns
            Home Equity Trust 1996-1 and Bank of Boston.'ch'.....................................
 10.28   -- Warehousing Credit and Security  Agreement between the Partnership, IMC  Corporation of America and Residential Funding Corporation, as amended.`D'.......................
 10.29   -- Custodial Agreement among the  First National Bank of  Boston, the Partnership, IMC
            Corporation of America and Residential Funding Corporation.'ch'......................
 10.30   -- Loan and  Security Agreement between  the Partnership and  American Industrial  Loan
            Association,  Approved Residential  Mortgage, Inc.  and Armada  Residential Mortgage,
            LLC.'ch'.............................................................................
 10.31   -- Loan  and  Security  Agreement   between  the  Partnership  and  Mortgage   Central
            Corp.'ch'............................................................................
 10.32   -- Custodial Agreement  among the  Partnership, Mortgage  Central Corp.  and the First
            National Bank of Boston.'ch'.........................................................
 10.33   -- Custodial Agreement  among the  Partnership, American  Industrial Loan  Association,
            Approved  Residential Mortgage, Inc., Armada Residential  Mortgage, LLC and the First
            National Bank of Boston.'ch'.........................................................
 11.1    -- Statement re  computation of  earnings per  share (See  Note 1  to the  Consolidated
            Financial Statements).'ch'...........................................................
 16.1    -- Letter dated April, 1996 from Deloitte & Touche, LLP to the Registrant.'ch'.........
 21.1    -- Subsidiaries of the Registrant.'ch'.................................................
 23.1    -- Consent of Coopers & Lybrand L.L.P.'ch'.............................................
 23.2    -- Consent of Dewey Ballantine (contained in Exhibit 5.1)'ch'..........................
 24.1    -- Power of Attorney (included on page II-4).'ch'......................................
 27.1    -- Financial Data Schedule.'ch'........................................................
 99.1    -- Third Amended and Restated Agreement of Limited Partnership.'ch'....................


- ------------

*  To be filed by amendment.

`D'  Confidential treatment has been requested.

'ch'  Previously filed.


                              STATEMENT OF DIFFERENCES
                              ------------------------

The dagger symbol shall be expressed as `D'
The checkmark symbol shall be expressed as 'ch'
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